Exhibit 99.1

JDSU ANNOUNCES FISCAL 2012 THIRD QUARTER RESULTS

•                  GAAP and Non-GAAP Revenue of $409.2 million

•                  GAAP Gross margin of 41.5%; Non-GAAP Gross margin of 45.5%

•                  GAAP EPS of $(0.08); Non-GAAP EPS of $0.11

Milpitas, California, May 2, 2012 — JDSU (NASDAQ: JDSU; and TSX: JDU) today reported results for its third fiscal quarter ended March 31, 2012.

On a GAAP basis, net revenue for the third fiscal quarter of 2012 was $409.2 million and net loss was $(17.4) million, or $(0.08) per share.  This compares to net revenue of $412.8 million and net loss of $(10.2) million, or $(0.04) per share for the prior quarter, and net revenue of $454.0 million and net income of $38.6 million, or $0.16 per share for the third fiscal quarter of 2011.

On a non-GAAP basis, net revenue for the third fiscal quarter of 2012 was $409.2 million and net income was $25.3 million or $0.11 per share.  This compares to non-GAAP net revenue of $413.1 million and net income of $35.8 million, or $0.15 per share for the prior quarter, and non-GAAP net revenue of $455.4 million and net income of $51.0 million, or $0.22 per share for the third fiscal quarter of 2011.

“Although we saw lower than expected revenue in the quarter due to later than anticipated carrier orders and global macro-economic uncertainty, I am pleased with the progress we made on our strategic priorities and bottom line results,” said Tom Waechter, JDSU’s President and Chief Executive Officer. “Our focus on operational execution led to operating margins at the high end of our guidance. We believe end-market drivers remain strong as our book to bill ratio exceeded 1 for the second consecutive quarter. Our differentiated products and solutions are well aligned with our customers’ needs”.

Financial Overview — Third Fiscal Quarter Ended March 31, 2012

All numbers in this section are non-GAAP unless stated otherwise.

•                  Net revenue of $409.2 million decreased 0.9% compared to the prior quarter and decreased 10.1% compared to the third quarter of fiscal 2011.

•                  Gross margin was 45.5% compared to 46.8% in the prior quarter and 47.6% in the third quarter of fiscal 2011.

•                  Operating margin was 7.3% compared to 9.6% in the prior quarter and 12.1% in the third quarter of fiscal 2011.

•                  Communications Test and Measurement revenue of $177.8 million decreased by 9.4% compared to the prior quarter and decreased 6.0% compared to the third quarter of fiscal 2011. Revenue from this segment represented 43.5% of total net revenue.

•                  Communications and Commercial Optical Products revenue of $173.1 million increased 6.1% compared to the prior quarter and decreased 17.3% compared to the third quarter of fiscal 2011. Revenue from this segment represented 42.3% of total net revenue.

•                  Optical Communications revenue of $143.2 million increased 3.7% compared to the prior quarter and decreased 22.5% compared to the third quarter of fiscal 2011.

•                  Commercial Lasers revenue of $29.9 million increased 19.1% compared to the prior quarter and increased 21.1% compared to the third quarter of fiscal 2011.

•                  Advanced Optical Technologies revenue of $58.3 million increased 8.6% compared to the prior quarter and increased 2.6% compared to the third quarter of fiscal 2011.  Revenue from this segment represented 14.2% of total net revenue.

•                  Americas’ customers represented 47% of total net revenue for the quarter. EMEA and Asia-Pacific customers represented 25% and 28%, respectively, of total net revenue.

•                  The Company held $749.8 million in total cash and investments and generated $13.2 million of cash from operations for the quarter ended March 31, 2012.

Business Outlook

For the fourth quarter of fiscal 2012, ending June 30, 2012, the Company expects non-GAAP net revenue to be in the range of $415 to $435 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on May 2, 2012 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors.  The Company will post and distribute slides outlining the Company’s latest financial results concurrent with this earnings press release. They will be posted on www.jdsu.com/investors under the “Investor Resources” section. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and is available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) innovates and markets diverse technologies that enhance the way people experience the world every day. We enable fast, high-quality communications, secure financial transactions, reliable consumer electronics, green energy, differentiated brands, and a host of other solutions. We provide these solutions through three business segments: Communications Test and Measurement, Communications and Commercial Optical Products, and Advanced Optical Technologies. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, cash flow and other financial metrics; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things:  (a) continuing general limited visibility across many of our product lines exacerbated by continued credit and financial market uncertainty, as well as the migration to vendor managed inventory programs; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) consolidation of our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our businesses; (e) our Communications Test and Measurement business experiences notable seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (f) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, which has caused and may cause short term disruptions; and (g) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors:  Cherryl Valenzuela, 408-546-4521, or cherryl.valenzuela@jdsu.com

Press:  Jim Monroe, 240-404-1922, or jim.monroe@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA -

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011
Net revenue	$409.2	$454.0	$1,242.8	$1,332.7
Cost of sales	225.4	240.0	671.7	703.4
Amortization of acquired technologies	14.1	14.3	43.8	42.5
Gross profit	169.7	199.7	527.3	586.8
Operating expenses:
Research and development	62.5	60.6	181.7	177.2
Selling, general and administrative	105.3	110.9	322.5	327.6
Amortization of other intangibles	7.5	8.0	21.6	24.6
Restructuring and related charges	2.0	7.6	7.5	10.4
Total operating expenses	177.3	187.1	533.3	539.8
(Loss) income from operations	(7.6)	12.6	(6.0)	47.0
Interest and other income (expense), net	0.1	—	0.9	1.8
Interest expense	(6.9)	(6.2)	(20.1)	(18.9)
Gain on sale of investments	0.1	0.1	1.3	3.4
(Loss) income before income taxes	(14.3)	6.5	(23.9)	33.3
Provision for (benefit from) income taxes	3.1	(32.1)	9.5	(29.0)
Net (loss) income	$(17.4)	$38.6	$(33.4)	$62.3

Net (loss) income per share from:
Basic	$(0.08)	$0.17	$(0.15)	$0.28
Diluted	$(0.08)	$0.16	$(0.15)	$0.27

Shares used in per share calculation:
Basic	230.6	225.6	229.5	223.4
Diluted	230.6	235.4	229.5	231.1

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	March 31,	July 2,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$414.0	$395.4
Short-term investments	303.2	297.4
Restricted cash	32.6	35.9
Accounts receivable, net	300.1	334.0
Inventories, net	192.1	171.2
Prepayments and other current assets	74.2	70.2
Total current assets	1,316.2	1,304.1
Property, plant and equipment, net	259.1	248.9
Goodwill	69.1	67.4
Intangible assets, net	220.9	275.4
Long-term investments	1.3	2.9
Other non-current assets	53.4	52.0
Total assets	$1,920.0	$1,950.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$127.7	$145.4
Accrued payroll and related expenses	56.6	76.7
Income taxes payable	20.8	21.5
Deferred revenue	88.0	83.5
Accrued expenses	50.1	50.5
Other current liabilities	33.9	41.0
Total current liabilities	377.1	418.6
Long-term debt	300.8	285.8
Other non-current liabilities	170.9	180.9
Total stockholders’ equity	1,071.2	1,065.4
Total liabilities and stockholders’ equity	$1,920.0	$1,950.7

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011

Net revenue:
Communications Test and Measurement	$177.8	$189.2	$559.2	$603.4
Communications and Commercial Optical Products	173.1	209.4	516.6	568.5
Advanced Optical Technologies	58.3	56.8	167.6	172.0
Deferred revenue related to purchase accounting adjustment	—	(1.4)	(0.6)	(11.2)
Net revenue	$409.2	$454.0	$1,242.8	$1,332.7

Operating income (loss):
Communications Test and Measurement	$20.1	$22.6	$72.2	$89.0
Communications and Commercial Optical Products	14.1	39.6	56.3	97.8
Advanced Optical Technologies	19.3	17.9	53.2	57.7
Corporate	(23.6)	(25.1)	(66.2)	(72.0)
Total segment operating income	29.9	55.0	115.5	172.5
Unallocated amounts:
Stock-based compensation	(13.4)	(10.9)	(37.5)	(29.9)
Acquisition-related charges and amortization of intangibles	(21.6)	(23.7)	(66.0)	(78.4)
Loss on disposal of long-lived assets	(0.2)	(0.2)	(0.9)	(0.2)
Restructuring and related charges	(2.0)	(7.6)	(7.5)	(10.4)
Realignment and other charges	(0.3)	—	(9.6)	(6.6)
Interest and other income	0.1	—	0.9	1.8
Interest expense	(6.9)	(6.2)	(20.1)	(18.9)
Gain on sale of investments	0.1	0.1	1.3	3.4
(Loss) income from continuing operations before income taxes	$(14.3)	$6.5	$(23.9)	$33.3

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP net revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share financial measures as supplemental information regarding the Company’s operational performance.  The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors.  Specifically, management uses these items to further its own understanding of the Company’s core operating performance.  The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations.  Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management.  The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Revenue from acquisition related deferred revenue: The Company excludes the fair value adjustment to acquisition related deferred revenue when calculating non-GAAP revenue.  The Company believes that the non-GAAP revenue provides useful information for the investors as they review for underlying trends in the business and facilitate the investors’ comparisons of the Company’s revenue performance with prior and future periods and to the Company’s peers.

Cost of sales, costs of research and development and costs of selling, general and administrative: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses that may include (i) additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as severance, retention bonuses and employee relocation costs related to a formal restructuring plan, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation under authoritative guidance, (v) other non-recurring charges comprising mainly of incremental costs as a result of flooding in Thailand at one of our manufacturing partners, Fabrinet, one-time acquisition, integration, litigation contingency and other costs.  The Company excludes these items for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share.  The Company believes that the impact of these items does not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Gain or loss on sale of available for-sale investments and impairment of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions.  The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share.  The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets.  Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share. The Company believes this GAAP measure is not indicative of the Company’s “core operating performance”.

Amortization of intangibles from acquisitions: The Company records amortization expense related to intangibles. These expenses are included in its GAAP presentation of cost of sales and operating expense, related to the various acquisitions it has made. The Company excludes these items for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share.  The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its “core operating performance” on cost of sales and operating expenses.

Non cash interest expense: The Company incurs non-cash interest expense accounted for under the authoritative guidance on convertible debt instruments, which requires to separately account for the liability (debt) and equity (conversion option) components of such instruments. The Company believes that eliminating this item for the purposes of calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share, is useful to investors. The Company describes the impact of this guidance, in its fiscal 2011 annual report on Form 10-K. The Company believes this GAAP measure is not indicative of its “core operating performance”.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share.  The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

The following tables reconcile GAAP measures to non-GAAP measures:

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended				Nine Months Ended
	March 31,		April 2,		March 31,		April 2,
	2012		2011		2012		2011
	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS	Net income (loss)	Diluted EPS
GAAP measures	$(17.4)	$(0.08)	$38.6	$0.16	$(33.4)	$(0.15)	$62.3	$0.27
Items reconciling GAAP net (loss) income & EPS to Non-GAAP net income & EPS:

Related to net revenues:
Deferral of revenues related to purchase accounting	—	—	1.4	—	0.6	—	11.2	0.05

Related to cost of sales:
Stock-based compensation expenses	2.2	0.01	1.5	—	5.5	0.02	4.0	0.02
Other non-recurring charges	—	—	—	—	1.2	0.01	0.4	—
Amortization of acquired developed technologies	14.1	0.06	14.3	0.06	43.8	0.19	42.5	0.18
Total related to gross profit	16.3	0.07	17.2	0.06	51.1	0.22	58.1	0.25

Related to operating expenses:
Research and development:
Stock-based compensation expenses	3.1	0.02	2.4	0.01	8.8	0.04	6.3	0.03
Other non-recurring charges	—	—	—	—	—	—	0.2	—
Selling, general and administrative:
Stock-based compensation expenses	8.1	0.04	7.0	0.03	23.2	0.10	19.6	0.08
Other non-recurring charges	0.3	—	—	—	8.4	0.04	6.1	0.03
Amortization of intangibles	7.5	0.03	8.0	0.03	21.6	0.09	24.6	0.10
Loss on disposal of long-lived assets	0.2	—	0.2	0.01	0.9	—	0.2	—
Restructuring and related charges	2.0	0.01	7.6	0.03	7.5	0.03	10.4	0.05
Total related to operating expenses	21.2	0.10	25.2	0.12	70.4	0.30	67.4	0.29

Interest and other income (expense), net	0.3	—	0.2	0.01	0.3	—	(0.7)	—
Non-cash interest expense	5.0	0.02	4.8	0.02	14.9	0.07	14.0	0.06
(Gain) on sale of investments	(0.1)	—	(0.1)	—	(1.3)	—	(3.4)	(0.02)
(Benefit) provision for income taxes	—	—	(34.9)	(0.15)	—	—	(34.9)	(0.15)
Total related to net income & EPS	42.7	0.19	12.4	0.06	135.4	0.59	100.5	0.43
Non-GAAP measures	$25.3	$0.11	$51.0	$0.22	$102.0	$0.44	$162.8	$0.70

Note: Certain totals may not add due to rounding

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	April 2,	March 31,	April 2,
	2012	2011	2012	2011

GAAP net revenue	$409.2	$454.0	$1,242.8	$1,332.7
Deferral of revenues related to purchase accounting adjustment	—	1.4	0.6	11.2

Non-GAAP net revenue	$409.2	$455.4	$1,243.4	$1,343.9